--------------------------------------------------------------------------------
PRESS RELEASE                                    UNILAB CORPORATION
                                                 18448 Oxnard Street
                                                 Tarzana, CA 91356
                                                 www.Unilab.com
--------------------------------------------------------------------------------

                                                 For Further Information:
                                                 Brian D. Urban
                                                 Phone: (818) 758-6611
                                                 e-mail: burban@unilab.com


IMMEDIATE RELEASE
November 13, 2002


                   UNILAB CORPORATION EXPENSES MERGER-RELATED
                           COSTS IN THE THIRD QUARTER

TARZANA, CA, November 13, 2002 /BusinessWire/ - As previously disclosed in Unilab Corporation's (Nasdaq:ULAB) third quarter earnings release issued on November 4, 2002 and as discussed on the Company's third quarter earnings conference call on November 5, 2002, the Company incurred and paid $4.5 million of costs related to its proposed merger with Quest Diagnostics. While such costs were included in the caption "Other Current Assets" on the Company's balance sheet as of September 30, 2002 in the November 4, 2002 press release, the Company has now determined that such costs should be included as a non-recurring merger-related charge in its statement of operations for the three months ended September 30, 2002. This change has been reflected in the Company's Form 10-Q that was filed today with the Securities and Exchange Commission.

This change to the previously disclosed numbers had no effect on the Company's cash balance at September 30, 2002 of $52.3 million or the Company's net income before non-recurring charges of $11.1 million, earnings per share excluding non-recurring charges of $0.31 a diluted share and earnings before interest, taxes, depreciation, amortization and non-recurring items ("Adjusted EBITDA") of $25.4 million for the three months ended September 30, 2002. However, the merger-related charge lowered the Company's reported net income for the third quarter of 2002 from $11.1 million to $8.4 million and earnings per diluted share from $0.31 per diluted share to $0.24 per diluted share. The tables following this press release show the previously released numbers and the revised numbers reflecting this non-recurring charge for all income statement and balance sheet line items.

The Company will continue to expense all merger-related expenses as incurred on a going forward basis. Unilab Corporation continues to hope to complete its merger with Quest Diagnostics in the fourth quarter of 2002.

Unilab Corporation is the largest provider of clinical laboratory testing services in California through its primary testing facilities in Los Angeles, San Jose and Sacramento and over 400 regional service and testing facilities located throughout the state. Additional information is available on the Company's website at www.unilab.com.

Forward-Looking Statements:
This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the financial condition, results of operations and business of Unilab, are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Certain of these risks and uncertainties are described in Unilab's most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Unilab with the Securities and Exchange Commission.




                                            -  tables to follow  -



                                                   Unilab Corporation
                                                Statements of Operations
                                      (amounts in thousands, except per share data)
                                                       (Unaudited)


                                                                  -Revised-        -Previously Released-
                                                            Three months ended      Three months ended
                                                              September 30,            September 30,
                                                                   2002                   2002
                                                              ---------------        ----------------
Revenue                                                       $    110,462           $    110,462
Direct Laboratory and Field Expenses:
     Salaries, Wages and Benefits                                   31,218                31,218
     Supplies                                                       15,869                15,869
     Other Operating Expenses                                       24,334                24,334
                                                              ---------------      ----------------
                                                                    71,421                71,421
Selling, General and Administrative Expenses                        13,612                13,612
Merger-Related Charges                                               4,511                     -
Amortization and Depreciation                                        1,836                 1,836
                                                              ---------------     ----------------
Total Operating Expenses                                            91,380                86,869
                                                              ---------------     ----------------
Operating Income                                                    19,082                23,593
Interest Expense, Net                                                4,542                 4,542
                                                              ---------------     ----------------
Income Before Income Taxes                                          14,540                19,051
Tax Provision                                                        6,107                 8,001
                                                              ---------------     ----------------
Net Income                                                    $      8,433          $     11,050
                                                              ===============     ================

EBITDA, Excluding Merger-Related Charges                      $     25,429          $     25,429
                                                              ===============     ================

Basic Net Income per Share:
Net Income                                                    $       0.25          $       0.33
Income Before Merger-Related Charges                          $       0.33          $       0.33

Diluted Net Income per Share:
Net Income                                                    $       0.24          $       0.31
Income Before Merger-Related Charges                          $       0.31          $       0.31


Weighted Average Shares Outstanding:
Basic                                                              33,524                 33,524
Diluted                                                            35,124                 35,124






                               Unilab Corporation
                            Statements of Operations
                  (amounts in thousands, except per share data)
                                   (Unaudited)

                                                     -Revised-        -Previously Released-
                                                 Nine months ended      Nine months ended
                                                    September 30,          September 30,
                                                        2002                   2002
                                                   --------------     ----------------
Revenue                                            $   323,502        $    323,502
Direct Laboratory and Field Expenses:
     Salaries, Wages and Benefits                       92,545              92,545
     Supplies                                           46,297              46,297
     Other Operating Expenses                           71,247              71,247
                                                   --------------     ----------------

                                                       210,089             210,089
Selling, General and Administrative Expenses            41,031              41,031
Merger-Related Charges                                   4,511                   -
Amortization and Depreciation                            5,686               5,686
                                                   --------------     ----------------
Total Operating Expenses                               261,317             256,806
                                                   --------------     ----------------
Operating Income                                        62,185              66,696
Interest Expense, Net                                   13,686              13,686
                                                   --------------     ----------------
Income Before Income Taxes                              48,499              53,010
Tax Provision                                           20,370              22,264
                                                   --------------     ----------------
Net Income                                         $    28,129        $     30,746
                                                   ==============     ================


EBITDA, Excluding Merger-Related Charges           $    72,382         $     72,382
                                                   ==============     ================
Basic Net Income per Share:
Net Income                                         $      0.84         $       0.92
Income Before Merger-Related Charges               $      0.92         $       0.92

Diluted Net Income per Share:
Net Income                                         $      0.80         $       0.87
Income Before Merger-Related Charges               $      0.87         $       0.87



Weighted Average Shares Outstanding:
Basic                                                   33,503              33,503
Diluted                                                 35,179              35,179





                               Unilab Corporation
                                 Balance Sheets
                             (amounts in thousands)



                                                      -Revised-              -Previously Released-
                                                     September 30,                 September 30,
                                                         2002                          2002
                                                     (unaudited)                    (unaudited)
                                                  ------------------------     ---------------------
Cash and Cash Equivalents                            $     52,308                $      52,308
Accounts Receivable, net                                   65,340                       65,340
Deferred Tax Assets                                        20,583                       20,583
Other Current Assets                                        7,104                       11,615
                                                  ------------------------     ----------------------
     Total Current Assets                                 145,335                      149,846

Fixed Assets, Net                                          12,024                       12,024

Deferred Tax Assets                                        39,408                       40,245

Goodwill and Other Intangible Assets                       93,648                       93,648

Other Assets                                                5,499                        5,499
                                                  ------------------------     ----------------------

Total Assets                                         $    295,914                $     301,262
                                                  ------------------------     ----------------------

Current Portion of Long-term Debt                    $      8,220                $       8,220
Other Current Liabilities                                  39,932                       42,663
                                                  ------------------------     ----------------------
Total Current Liabilities                                 48,152                       50,883

Long-Term Debt, Net of Current Portion                   189,714                      189,714

Other Liabilities                                          5,349                        5,349

Total Shareholders' Equity                               52,699                       55,316
                                                ------------------------     ----------------------


Total Liabilities and Shareholders' Equity          $   295,914                 $    301,262

                                              ------------------------     ----------------------